Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

TO TENDER SHARES OF COMMON STOCK

OF

PHOTOWORKS, INC.

BY

PHOTO MERGER CORP.

A WHOLLY OWNED SUBSIDIARY

OF

AG.COM, INC.

AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

AMERICAN GREETINGS CORPORATION

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share, of PhotoWorks, Inc., and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the Expiration Date. Such form may be delivered by hand, or transmitted by telegram, telex facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

MELLON INVESTOR SERVICES LLC

By Mail:	By Facsimile Transmission (for eligible institutions only):	By Hand or Overnight Courier:
Mellon Investor Services LLC Attn: Corporate Action Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Facsimile: (412) 209-6443 Confirm by Phone: (201) 680-4860	Mellon Investor Services LLC Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NY 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Photo Merger Corp., a Washington corporation (the “Offeror”) and a wholly owned subsidiary of AG.com, Inc., a Delaware corporation, which in turn is a wholly owned subsidiary of American Greetings Corporation, an Ohio corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 13, 2007, and the related Letter of Transmittal (which, together with any amendments and supplements, collectively constitute the “Offer”), receipt of which is hereby acknowledged,              shares of common stock, par value $0.01 per share (the “Shares”), of PhotoWorks, Inc., a Washington corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)	Signature(s)

Names(s) (Please Print)

If delivery will be by book-entry transfer:

Name of Tendering Institution	Address(es) (Include Zip Code)

Account Number	Area Code and Telephone Number

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, at or prior to 5:00 p.m., New York City time, on the third trading day after the date hereof. A “trading day” is any day on which the OTC Bulletin Board is open for business.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:                    , 200    .

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